Calculation of Filing Fee Tables
S-8
ProCap Financial, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share	Other	12,000,000	$ 1.89	$ 22,680,000.00	0.0001381	$ 3,132.11
Total Offering Amounts:						$ 22,680,000.00		$ 3,132.11
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,132.11
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2025 Equity Incentive Plan, as amended (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the securities registered under this registration statement, all the securities of a class, which includes the registered securities, are combined by a reverse stock split into a lesser number of securities of the same class, the number of undistributed securities of such class deemed covered by this registration statement shall be proportionately reduced. (2) Represents additional shares of Common Stock reserved for issuance under the Registrant's 2025 Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Market under the symbol "BRR" on May 13, 2026, which was $1.89 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources